Exhibit 99.1

For Immediate Release	Contact: Dan Kelly

November 14, 2005	(919) 774-6700

THE PANTRY ANNOUNCES CONVERTIBLE NOTES OFFERING

Sanford, North Carolina, November 14, 2005 - The Pantry, Inc. (NASDAQ: PTRY) today announced that it intends to offer, subject to market and other conditions, approximately $130 million of seven-year senior subordinated convertible notes (the “Notes”) through an offering within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Notes will utilize net share settlement, and other terms, including the interest rate, number of shares issuable upon conversion of the Notes and investor conversion rights, are to be determined by negotiations between the Company and the initial purchasers of the Notes. The Company stated that it expects to grant the initial purchasers a 30-day option to purchase up to an additional $20 million of Notes to cover overallotments.

The Company intends to use the majority of the net proceeds from the offering to pay down existing senior debt and for general corporate purposes, including acquisitions. Additionally, the Company intends to use a portion of the net proceeds for the net cost of a convertible bond hedge and separate warrant transaction entered into in connection with the Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Notes will not be registered under the Securities Act of 1933 or under any state securities laws, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated

56

convenience store chains in the country, with net sales for fiscal 2005 of approximately $4.4 billion. As of September 29, 2005, the Company operated 1,400 stores in eleven states under a number of banners including Kangaroo Express(SM), Cowboys(SM) and Golden Gallon(R). The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the Company’s ability to consummate the offering of the Notes; the final negotiated terms of the Notes; fluctuations in domestic and global petroleum and gasoline markets; realizing benefits of the fuel supply agreements; the risk that our ability to finance future transactions could be adversely affected due to our recent restatement of certain of our financial statements; our ability to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the markets we serve; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including our principal suppliers of gas and merchandise and their ability to continue to supply our stores; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K as amended, and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of November 14, 2005. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

57